Exhibit 10.1
Execution Form

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (“Agreement”) is made and entered into as of April 22, 2021, by and among SANDRIDGE MISSISSIPPIAN TRUST I, a Delaware statutory trust (“Seller”), for which The Bank of New York Mellon Trust Company, N.A. acts as trustee (the “Trustee”), and SANDRIDGE EXPLORATION AND PRODUCTION, LLC, a Delaware limited liability company (“Buyer”, and together with Seller collectively, the “Parties” or each a “Party”).

RECITALS

WHEREAS, Seller is the owner of certain overriding royalty interests covering the lands and leases described in Exhibit A-1 hereto conveyed to Seller by SandRidge Exploration and Production, LLC, a Delaware limited liability company (“SandRidge E&P”), or assigned to Seller by Mistmada Oil Company, Inc., an Oklahoma corporation, as further described in those certain recorded instruments described on Exhibit A-2 (collectively, the “Conveyances”); and

WHEREAS, Seller desires to sell, transfer, convey, and assign the Assets (as defined below) to Buyer, and Buyer desires to purchase and accept the Assets, all in the manner and upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, agree as follows:

1.Purchase and Sale. Subject to the terms and conditions contained herein, upon execution of this Agreement Seller shall sell, transfer, convey, and assign the Assets to Buyer and Buyer shall purchase, acquire, accept and pay for the Assets and shall assume the Assumed Obligations.

2.Assets. As used herein, the term “Assets” refers to the Seller’s right, title, interest and estate in and to the following:

(a)any and all right, title, interest and claims in, to, under and/or derived from the overriding royalty interests, non-participating royalty interests and/or net revenue interest (as applicable) conveyed pursuant to the Conveyances (“ORRIs”), together with all pooled, communitized, or unitized acreage which includes all or part of any ORRIs, and all tenements, hereditaments, and appurtenances belonging thereto (the “Units”) and all wellbore interests from the Wells and Development Wells (as defined in the Conveyances and described in Exhibit A-3) which includes all or part of any ORRIs (the “Wells”) (the ORRIs, Units and Wells, being collectively referred to hereinafter as the “Properties” or individually as a “Property”);

(b)all trade credits, all accounts, receivables, and all other proceeds, income, or revenues attributable to the Properties (the “Proceeds”) that are attributable to the time period from and after the Effective Time;
(c)any and all currently existing contract, agreement or any other legally binding arrangement that are binding on any of the Properties or relates to the ownership of the Properties by Seller, but only to the extent applicable to the Properties (the “Contracts”); and

(d)all files, records, and data maintained by, or to which Seller is entitled, including, without limitation, data and other documentary information regarding the Properties, the Contracts and the Proceeds to the extent the transfer of such data is not prohibited under any related contracts (the “Records”); provided, however, that the term “Records” shall not include any of Seller’s files, records, and data that (i) relate to its business generally, (ii) are legal in nature (other than Contracts), (iii) relate to the sale of the Assets, and (iv) the transfer of which is prohibited by contract or law or that would impose a transfer fee or penalty on Seller.

3.Sale Price. The sale price for the Assets shall be Four Million Eight Hundred and Fifty Thousand and 00/100 ($4,850,000) (the “Sale Price”). Exhibit A-4 attached hereto sets forth the agreed allocation of the unadjusted Sale Price among the Assets. The “Allocated Value” for any Asset equals the portion of the unadjusted Sale Price allocated to such Asset on Exhibit A-4, increased or decreased by a proportionate share of each adjustment to the unadjusted Sale Price under Section 8 that affects such Asset. Notwithstanding anything to the contrary in this Agreement, Seller has accepted such Allocated Values for purposes of this Agreement and the transactions contemplated hereby but makes no representation or warranty as to the accuracy of such values.

4.Effective Time. The sale, transfer and assignment of the Assets shall be effective as of 12:01 a.m., central prevailing time, on April 1, 2021 (the “Effective Time”).

5.Seller’s Representations. Seller represents and warrants to Buyer, as of the date hereof, that:

(a)Seller’s Existence. Seller is duly formed, validly existing and in good standing under the laws of the State of Delaware, and has full legal power, right and authority to carry on its business as such is now being conducted and as contemplated to be conducted.

(b)Legal Power. Seller has the legal power and right to enter into and perform this Agreement and the transactions it contemplates for Seller. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with (i) any provision of Seller’s governing documents; or (ii) any judgment, order, ruling or decree applicable to Seller as a party in interest or any law applicable to Seller’s interest in any of the Assets, except (x) as would not, individually or in the aggregate, have a material adverse effect, or (y) as to rights to consent by, required notices to, filings with, approval or authorizations of, or other actions by any governmental authorities where the same are not required prior to the assignment of the related Asset or they are customarily obtained subsequent to the sale or conveyance thereof (“Governmental Consents”).

(c)Execution. The execution, delivery and performance of this Agreement and the transactions it contemplates for Seller are duly and validly authorized by the requisite corporate or other action on the part of Seller. This Agreement has been duly executed and delivered by the
Trustee on behalf of Seller and this Agreement constitutes the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)

(d)Lawsuits and Claims. With respect to the Properties, except as set forth on Schedule 5(d) there is no suit, action, or litigation by any person or business entity by or before any governmental authority, and there is no arbitration proceedings, in each case, pending or threatened in writing against Seller.

(e)Foreign Person. Seller is not a “foreign person” within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

(f)Certain Liabilities. There are no liabilities, damages, duties, or obligations which Buyer shall have any obligation for by virtue of the transactions contemplated by this Agreement, in each case, to the extent they are attributable to, arise out of or in connection with, or are based upon (i) monetary fines or penalties of governmental authorities arising from violations of law by Seller or its Affiliates directly involving the ownership or operation of the Assets that occurred prior to the Effective Time, or (ii) all indebtedness for borrowed money of Seller or its Affiliates.

(g)No Encumbrances. During the period of Assignor’s ownership of the Properties, Assignor has not transferred, or created any Encumbrance burdening or affecting, any interest in the Properties or any portion thereof. As used in this Agreement, the term “Encumbrance” shall mean any mortgage, lien, security interest, pledge, charge, encumbrance, limitation, preferential right to purchase, consent to assignment, irregularity, burden or defect.

6.Buyer’s Representations. Buyer represents and warrants to Seller, as of the date hereof, that:

(a)Buyer’s Existence. Buyer is duly formed, validly existing and in good standing under the laws of the State of its formation, and has full legal power, right and authority to carry on its business as such is now being conducted and as contemplated to be conducted.

(b)Legal Power. Buyer has the legal power and right to enter into and perform this Agreement and the transactions it contemplates for Buyer. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with (i) any provision of Buyer’s governing documents; or (ii) any judgment, order, ruling or decree applicable to Buyer as a party in interest or any law applicable to Buyer’s interest in any of the Assets after Closing, except (x) as would not, individually or in the aggregate, have a material adverse effect, or (y) as to Governmental Consents.

(c)Execution. The execution, delivery and performance of this Agreement and the transactions it contemplates for Buyer are duly and validly authorized by the requisite corporate or other action on the part of Buyer. This Agreement and the Assignment have been duly executed and delivered by Buyer and this Agreement and the documents delivered herewith constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.Closing.

(a)The consummation of the transactions contemplated by this Agreement (the “Closing”) shall occur simultaneous with the execution and delivery of this Agreement (the “Closing Date”) and shall be effective as of the Effective Time. At Closing, (i) each Party shall each execute and deliver to the other Party duplicate original counterparts of the form of Assignment of Overriding Royalty Interest attached hereto as Exhibit B (the “Assignment”) as necessary to transfer the Assets to Buyer as contemplated in this Agreement; (ii) Buyer shall deliver to Seller in immediately available funds and pursuant to any wiring instructions provided by Seller an amount equal to the Sale Price, adjusted pursuant to the terms of this Agreement; (iii) Seller shall deliver to Buyer a certificate of non-foreign status meeting the requirements of Treasury Regulations Section 1.1445- 2(b)(2); (iv) the Parties shall each deliver to SPF Investment Management, L.P. (“SPF”) their respective fifty percent (50%) reimbursement (being fifty percent (50%) from Buyer, and fifty percent (50%) from Seller) for sums due and owing to SPF for certain reasonable and documented expenses incurred in connection with its review and analysis of the Assets and bid preparation (such total amount equal to $98,367.75, the “Bid Reimbursement”); provided, in no event shall the total Bid Reimbursement due from Buyer and Seller exceed five percent (5%) of Seller’s net adjusted Sale Price; and (vi) the Parties shall each take such other actions and deliver such other documents as are contemplated by this Agreement.

8.Sale Price Adjustment. The Sale Price shall be adjusted, without duplication, as follows:
(a) upward by all Asset Taxes insofar as such taxes relate to periods on or after the Effective Time (as determined in accordance with Section 10(a)) and has been paid or otherwise economically borne by Seller, and (b) downward by an amount equal to the sum of all Proceeds realized from and accruing to the Assets since the Effective Time which has been received by Seller prior to the Closing Date.

9.Split of Proceeds. Seller shall be entitled to all Proceeds realized from and accruing to the Assets prior to the Effective Time. Buyer shall be entitled to all Proceeds realized from and accruing to the Assets on or subsequent to the Effective Time. For the avoidance of doubt, Seller shall be entitled to receive all Proceeds realized from and accruing to the Assets for the quarterly period ending on March 31, 2021.

10.Taxes.
(a)For all purposes of Section 8, (i) Asset Taxes that are attributable to the severance or production of hydrocarbons shall be allocated to the period in which the severance or production giving rise to such taxes occurred, (ii) Asset Taxes that are based upon or related to income or receipts or imposed on a transactional basis (other than such taxes described in clause (i)) shall be allocated to the period in which the transaction giving rise to such taxes occurred, (iii) Asset Taxes that are ad valorem, property or other taxes imposed on a periodic basis shall be allocated on a per diem basis between the period ending immediately prior to the day including the Effective Time and the period beginning on such day. Buyer shall be responsible for, and shall pay, one hundred percent (100%) of any state or local transfer, sales, use, stamp, registration or other similar taxes resulting from the transactions contemplated by this Agreement.
(b)The Parties agree that, for all tax purposes, the Sale Price (plus any other items constituting consideration for applicable income tax purposes) shall be allocated among the Assets in accordance with Section 1060 of the Code (and the Treasury Regulations thereunder) (the “Allocation”). The Parties agree that (i) for the purposes of the Allocation, the Assets are properly classified as “Class V assets” (within the meaning of Treasury Regulations Section 1.338- 6(b)(2)(v)) and (ii) and neither Party shall take a position in any forum that is inconsistent with the Allocation before any governmental authority, or in any proceeding relating to any tax, unless otherwise required by applicable law following a final determination as defined in Section 1313(a) of the Code.

11.Post-Closing Accounting. If necessary, a post-Closing accounting to finalize the adjustments to the Sale Price provided herein shall be held no later than ninety (90) days after the Closing Date. At that time, Seller shall provide to Buyer a complete account as to all Proceeds received by or on behalf of Seller that are attributable to the Assets during the period from the Effective Time to the Closing Date (netted against any Proceeds received by Buyer attributable to the Assets for any period of time prior to the Effective Time). Such account shall be settled between the Parties by the payment of cash, as appropriate, pursuant to a final settlement statement setting forth the items noted in this Section 11 and taking into account payments related to such matters that were made at Closing, to be prepared by Seller and approved by Buyer.

12.Survival. In addition to the other terms and conditions set forth in the Assignment executed pursuant to this Agreement, except to the extent expressly provided otherwise in this Agreement, all of the terms, conditions and covenants contained or made in or pursuant to this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby indefinitely, and this Agreement shall not merge with the Assignment. Buyer agrees that each of the representations and warranties of Seller set forth in Section 5 of this Agreement and the special warranty in the Assignment will terminate and will be of no further force and effect. FROM AND AFTER CLOSING, BUYER AGREES AND ACKNOWLEDGES THAT, ABSENT FRAUD, IT SHALL HAVE NO RECOURSE AGAINST SELLER, ANY OF SELLER’S AFFILIATES OR THE TRUSTEE (“SELLER GROUP”) FOR ANY BREACH OF THIS AGREEMENT BY ANY MEMBER OF SELLER GROUP OR ANY BREACH OF THE SPECIAL WARRANTY IN THE ASSIGNMENT BY ANY MEMBER OF SELLER GROUP.

13.Disclaimer. EXCEPT AS SET FORTH IN SECTION 5 ABOVE AND THE SPECIAL WARRANTY IN THE ASSIGNMENT, SELLER MAKES NO, AND EXPRESSLY DISCLAIMS ANY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY, OR RECOVERABILITY OF PETROLEUM SUBSTANCES IN OR FROM THE ASSETS, (IV) THE EXISTENCE OF ANY PROSPECT, RECOMPLETION, INFILL, STEP-OUT OR OTHER DRILLING OPPORTUNITIES, (V) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (VI) THE PRODUCTION OF PETROLEUM SUBSTANCES FROM THE ASSETS, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS, OR IN PAYING QUANTITIES, OR ANY PRODUCTION OR DECLINE RATES, (VII) THE MAINTENANCE, REPAIR, CONDITION, ENVIRONMENTAL CONDITION, QUALITY, SUITABILITY, DESIGN, OR MARKETABILITY OF THE ASSETS, (VIII) INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT, (IX) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO BUYER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES, OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND ANY DOCUMENTS EXECUTED HEREUNDER OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND (X) COMPLIANCE WITH ANY ENVIRONMENTAL LAW, AND SELLER FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT THE ASSETS ARE BEING TRANSFERRED “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS, AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE.

14.Indemnity. Upon Closing:

(a)Buyer hereby assumes (collectively the “Assumed Obligations”): (i) all duties, obligations and liabilities of every kind and character with respect to the Assets and the ownership thereof whether occurring before, on, or after the Effective Time, including, without limitation, those arising out of: (a) the terms and conditions of the Contracts (including compliance with any consents or preferential rights), and (b) all other duties, obligations, conditions and liabilities (including Asset Taxes) expressly assumed or to be borne by Buyer under the terms of this Agreement or any document executed in connection herewith; provided, however, Buyer shall not assume such obligations and liabilities with respect to the Retained Obligations. “Retained Obligations” shall mean: (i) all obligations under the Contracts which are for the account of Seller and relating to the time period prior to the Effective Time; (b) all Seller Taxes; (c) Seller’s obligations related to the litigation titled Cause No. 15-cv-00634-G; Duane &

Virginia Lanier Trust, et al. v. SandRidge Mississippian Trust I, et al. (W.D. Okla) (the “Securities Litigation”); (d) any liability of Seller to third parties for personal injury, death or property damage to the extent occurring before the Closing Date and relating to the ownership and/or operation of the Assets; (e) all obligations and liabilities of Seller related to the underpayment or overpayment of royalties, overriding royalties, net profits interests, production payments and other similar burdens on production attributable to the sale, prior to the Effective Time, of Hydrocarbons produced from or allocable to the Assets; (f) any liability of Seller arising prior to Closing under any unclaimed property law or escheat statute; (g) all obligations attributable to or arising out of (i) Seller’s employees, (ii) Seller’s Benefit Plans or (iii) Seller’s responsibilities arising under ERISA in respect of any Benefit Plans applicable to any of their respective employees. Retained Obligation are not included within the definition of Assumed Obligations. Nothing in this Agreement shall be interpreted as releasing, waiving or altering any existing indemnity obligations owed to Seller or the Trustee by SandRidge Energy, Inc. or any of its affiliates in connection with the Securities Litigation above.

(b)Buyer shall, from and after Closing, indemnify, defend and hold Seller, the Trustee, any party controlled by or under common control with Seller, and its and their respective officers, directors, managers, partners, employees, and agents harmless from any and all expenses (including attorney’s fees), damages, liabilities, claims and causes of action of every kind or character arising out of or in connection with (i) a breach of any of Buyer’s representations, covenants or agreements contained in this Agreement, or (ii) the Assumed Obligations, in each case, EVEN IF SUCH EXPENSES, DAMAGES, LIABILITIES, CLAIMS, OR CAUSES OF ACTION ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF SELLER, AN INVITEE, OR A THIRD PERSON, AND WHETHER OR NOT CAUSED BY A PRE-EXISTING CONDITION, BUT EXCLUDING ANY EXPENSES, DAMAGES, LIABILITIES, CLAIMS AND CAUSES OF ACTION TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY PARTY INDEMNIFIED UNDER THIS SECTION 14(b).

(c)SELLER, OR ANY OF ITS AFFILIATES, SHALL HAVE NO INDEMNITY OBLIGATIONS TO BUYER WHATSOEVER UNDER THIS AGREEMENT. FROM AND AFTER CLOSING, BUYER AGREES AND ACKNOWLEDGES THAT, ABSENT FRAUD, IT SHALL HAVE NO RECOURSE AGAINST SELLER GROUP FOR ANY BREACH OF THIS AGREEMENT BY ANY MEMBER OF SELLER GROUP OR ANY BREACH OF THE SPECIAL WARRANTY IN THE ASSIGNMENT BY ANY MEMBER OF SELLER GROUP.

15.Filings; Applications. In a timely manner, Seller and Buyer shall (a) make all required filings, prepare all required applications and conduct negotiations with each governmental agency as to which such filings, applications or negotiations are necessary or appropriate in the consummation of the transactions contemplated hereby, including with respect to the transfer or re-issuance of all required permits and (b) provide such information as each may reasonably request to make such filings, prepare such applications and conduct such negotiations, provided that nothing in this Section 15 requires any Party to share information subject to any legally applicable privilege. Each Party shall reasonably cooperate with and use commercially reasonable efforts (including expending reasonable costs and expenses for such Party’s outside consultants, attorneys, and other advisors) to assist the other with respect to such filings, applications, and negotiations.

16.Public Announcements; Confidentiality.

(a)Neither Seller nor Buyer shall make any press release or other public announcement regarding or disclosing, or disclose to any third party (other than their respective representatives), the identity of the Parties or the express terms of this Agreement without the prior written consent of the other Party; provided, however, that the foregoing shall not restrict such disclosures to the extent (i) necessary for a Party to perform this Agreement (including such disclosure to governmental agencies), or (ii) required (upon advice of counsel) by applicable securities or other laws or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective affiliates; provided further, that each Party shall use its reasonable efforts to consult with the other Party regarding the contents of any such release or announcement prior to making such release or announcement.

(b)Buyer acknowledges that, in connection with its review of the Assets, Buyer and its representatives has become privy to confidential and other information of Seller or its affiliates and that such confidential information shall be held confidential by Buyer. For the avoidance of doubt, the existence and contents of any environmental assessments conducted by or on behalf of Buyer on the Assets shall be deemed to be “confidential information” for the purposes of this Agreement. In connection with any access, examination or inspection of the Assets by Buyer or its representatives, (I) BUYER WAIVES AND RELEASES ALL CLAIMS AGAINST SELLER, ANY PARTY CONTROLLED BY OR UNDER COMMON CONTROL WITH SELLER, THE TRUSTEE, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, PARTNERS, EMPLOYEES, AND AGENTS ARISING IN ANY WAY THEREFROM OR IN ANY WAY CONNECTED THEREWITH AND (II) BUYER HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER, ANY PARTY CONTROLLED BY OR UNDER COMMON CONTROL WITH SELLER, THE TRUSTEE, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, PARTNERS, EMPLOYEES, AND AGENTS FROM AND AGAINST ANY AND ALL DAMAGES ATTRIBUTABLE TO PERSONAL INJURY, DEATH OR PHYSICAL PROPERTY DAMAGE, OR VIOLATION OF ANY RULES, REGULATIONS, OR OPERATING POLICIES, ARISING OUT OF, RESULTING FROM OR RELATING TO ANY FIELD VISIT OR OTHER DUE DILIGENCE ACTIVITY CONDUCTED BY BUYER OR ITS REPRESENTATIVES WITH RESPECT TO THE ASSETS, REGARDLESS OF FAULT (EXCEPTING ANY DAMAGES TO THE EXTENT RESULTING FROM THE GROSS NEGLIGENCE, ACTUAL FRAUD OR WILLFUL MISCONDUCT OF ANY INDEMNITEE).

17.Limited Liability. It is expressly understood and agreed by the Parties that (i) this Agreement is executed and delivered by the Trustee, not individually or personally, but solely as trustee of Seller in the exercise of the powers and authority conferred and vested in it and (ii) under no circumstances shall the Trustee be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Seller under this Agreement.

18.Counterparts; Electronic Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. The execution and delivery of this Agreement by any Party may be evidenced by facsimile or other electronic transmission of an executed signature page to this Agreement (including scanned documents delivered by email), which shall be binding upon all Parties the same as an original hand executed signature page.

19.Binding Agreement; Assignment. No Party shall assign or otherwise transfer all or any part of this Agreement, or any of its rights or obligations under this Agreement, to any person or entity other than an affiliate of such Party, without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns.

20.Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by electronic mail with receipt acknowledged, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case as provided below (or to such other notice address as a Party may designate by notice to the other Party in writing):

If to Seller:    SandRidge Mississippian Trust I
c/o The Bank of New York Mellon Trust Company, N.A., as Trustee
601 Travis Street, 16th Floor Houston, Texas 77002 Attention: Sarah Newell Telephone:(512) 236-6555
Email: Sarah.Newell@BNYMellon.com
With a copy to (which shall not constitute notice)

Bracewell LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002 Attention: Troy Harder Telephone: (713) 221-1456
Email: troy.harder@bracewell.com

If to Buyer:        SandRidge Exploration and Production, LLC
1 E. Sheridan Ave., Suite 500,
Oklahoma City, OK 73104
Attention: Carl F. Giesler, Jr., President and CEO
Telephone: (713) 553-6650
Email: CGiesler@sandridgeenergy.com
With a copy to (which shall not constitute notice)

Winston & Strawn LLP
800 Capitol St., Suite 2400
Houston, TX 77002-2925
Attention: Michael J. Blankenship
Telephone: (713) 651-2678
Email:    MBlankenship@winston.com
21.Expenses. Except as otherwise provided in this Agreement, all expenses incurred by each Party in connection with or related to the authorization, negotiation, preparation or execution of this Agreement (including the exhibits and schedules hereto), any other document or instrument in connection with this Agreement, and all other matters related to the Closing, including all fees and expenses of counsel, accountants, brokers, financial advisers and other advisors employed by such Party, shall be borne solely and entirely by such Party.

22.Records. As soon as practicable, but in no event later than thirty (30) days after the Closing Date, Seller shall deliver or cause to be delivered to Buyer any Records that are in the possession of Seller or its affiliates; provided, however, Seller may retain the originals of Records relating to tax and accounting matters and shall provide Buyer, at its request, with copies of such Records (other than Records that pertain solely to income tax matters). Seller may retain copies of any other Records.

23.Governing Law and Venue. This Agreement and the relationship of the Parties with respect to the transactions contemplated hereby shall be governed by the laws of the State of Texas without regard to conflicts of laws principles; provided that in connection with the determination of any conveyancing matters the laws of the state where such Property is located shall govern and control such determination. Any dispute, controversy, claim, or action arising out of or relating to this Agreement, any document or other agreement related to this Agreement, or any of the transactions contemplated hereunder or thereunder shall be brought in the federal or state courts located in Houston, Harris County, State of Texas. Each of the Parties hereto (a) irrevocably submits to the exclusive jurisdiction of each such court in any such dispute, controversy, claim, or action, (b) waives any objection it may now or hereafter have to venue or to an inconvenient forum,
(c) agrees that all such disputes, controversies, claims, and actions shall be heard and determined only in such courts, and (d) agrees not to bring any dispute, controversy, claim, or action arising out of or relating to this Agreement or any document or agreement related hereto or any of the transactions contemplated hereunder or thereunder in any other forum. THE PARTIES HEREBY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

24.Entire Agreement. This Agreement, the schedules and exhibits attached hereto and any document or other agreement executed in connection with this Agreement constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

25.No Third-Person Beneficiaries. Nothing in this Agreement shall entitle any person other than Seller and Buyer to any claim, cause of action, remedy or right of any kind, except the rights expressly provided to the persons or entities described in this Agreement.

26.Severability. If any provision of this Agreement, or any application thereof, is held invalid, illegal, or unenforceable in any respect under any law, this Agreement shall be reformed to the extent necessary to conform, in each case consistent with the intention of the Parties, to such law, and, to the extent such provision cannot be so reformed, then such provision (or the invalid, illegal, or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Agreement, as the case may be, and, to the extent permitted by law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

27.Time of the Essence. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a day other than a Saturday, a Sunday, or a day on which banks are closed for business in Houston, Texas (a “Business Day”) (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

28.Waivers and Amendments. Any failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver, but not in any other manner. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. This Agreement may be amended or modified only by an agreement in writing signed by Seller and Buyer and expressly identified as an amendment or modification to this Agreement.

29.Further Assurances. After Closing, Seller and Buyer each agrees to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

30.Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NEITHER BUYER NOR SELLER, NOR ANY OF THEIR RESPECTIVE AFFILIATES, SHALL BE ENTITLED TO CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (OTHER THAN CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES SUFFERED BY THIRD PERSONS FOR WHICH AN INDEMNITY OBLIGATION IS OWED HEREUNDER)

AND BUYER AND SELLER, FOR THEMSELVES AND ON BEHALF OF THEIR RESPECTIVE AFFILIATES, HEREBY EXPRESSLY WAIVE ANY RIGHT TO CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (OTHER THAN CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES SUFFERED BY THIRD PERSONS FOR WHICH AN INDEMNITY OBLIGATION IS OWED HEREUNDER).

31.References. All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement”, “this agreement” “this instrument”, “herein”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Unless the context otherwise requires: “including” and its grammatical variations mean “including without limitation”; “or” is not exclusive; words in the singular form shall be construed to include the plural and vice versa; words in any gender include all other genders; references herein to any instrument or agreement refer to such instrument or agreement as it may be from time to time amended or supplemented; and references herein to any person or entity include such person’s or entity’s successors and assigns. All references in this Agreement to exhibits and schedules refer to exhibits and schedules to this Agreement unless expressly provided otherwise, and all such exhibits and schedules are hereby incorporated herein by reference and made a part hereof for all purposes. This Agreement has been drafted with the joint participation of Seller and Buyer and shall be construed neither against nor in favor of any such Party but rather in accordance with the fair meaning hereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

SELLER:

SANDRIDGE MISSISSIPPIAN TRUST I
By:    The Bank of New York Mellon Trust Company, N.A., as Trustee By:     /s/ Sarah Newell
Name: Sarah Newell Title: Vice President

BUYER:

SANDRIDGE EXPLORATION AND PRODUCTION, LLC

By: /s/ Carl F. Giesler, Jr.     Name: Carl F. Giesler, Jr.
Title: President and CEO

Signature Page to Purchase and Sale Agreement

Exhibit A-1
Leases

Exhibit A-2
Conveyances

Exhibit A-3 Allocated Values

Exhibit B

Attached to that certain Purchase and Sale Agreement effective as of April 1, 2021, by and between SandRidge Mississippian Trust I, as Seller, and SandRidge Exploration and Production, LLC, as Buyer

FORM OF ASSIGNMENT OF OVERRIDING ROYALTY INTERESTS

STATE OF OKLAHOMA            §
                        §
COUNTY OF [______]            §

This Assignment of Overriding Royalty Interests (Oklahoma) (this “Assignment”) is executed this 22nd day of April (the “Execution Date”) but shall be effective as of 12:01 a.m. central prevailing time on April 1, 2021, (the “Effective Time”), is made by SandRidge Mississippian Trust I, a Delaware statutory trust (“Assignor”), to SandRidge Exploration and Production, LLC, a Delaware limited liability company (“Assignee”), with an address at 1 E. Sheridan Ave., Suite 500, Oklahoma City, Oklahoma 73104. Assignor and Assignee are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. This Assignment is delivered pursuant to that certain Purchase and Sale Agreement of even date herewith, by and between the Parties (as may be amended from time to time, the “Purchase Agreement”).
WHEREAS, Assignor is the owner of certain overriding royalty interests covering the lands and leases described in Exhibit A-1 attached hereto (the “Subject Lands”), being the same interests as are described in, and that were assigned to Assignor by SandRidge Exploration and Production, LLC, a Delaware limited liability company, and Mistmada Oil Company, Inc., an Oklahoma corporation, pursuant to, those certain recorded instruments described in Exhibit A-2 attached hereto (the “Conveyances”);
WHEREAS, the Conveyances were filed in the records of the County Clerks of Alfalfa, Garfield, Grant, Major, and Woods Counties, Oklahoma as described in Part II of Exhibit A;
NOW, THEREFORE, for a good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms set forth herein, Assignor does hereby Grant, bargain, sell, convey, assign, transfer, set over, and Deliver unto Assignee all of Assignor’s right, title, interest and estate in and to the following, without duplication (collectively, the “Assets”):
(a)any and all right, title, interest and claims in, to, under and/or derived from the overriding royalty interests, non-participating royalty interests and/or net revenue interest (as applicable) conveyed pursuant to the Conveyances (“ORRIs”), together with all pooled, communitized, or unitized acreage which includes all or part of any ORRIs, and all tenements, hereditaments, and appurtenances
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belonging thereto (the “Units”) and all wellbore interests from the Wells and Development Wells (as defined in the Conveyances and described in Exhibit A-3) which includes all or part of any ORRIs (the “Wells”) (the ORRIs, Units and Wells, being collectively referred to hereinafter as the “Properties” or individually as a “Property”);
(b)all trade credits, all accounts, receivables, and all other proceeds, income, or revenues attributable to the Properties (the “Proceeds”) that are attributable to the time period from and after the Effective Time;
(c)any and all currently existing contract, agreement or any other legally binding arrangement that are binding on any of the Properties or relates to the ownership of the Properties by Assignor, but only to the extent applicable to the Properties (the “Contracts”) in the Purchase Agreement; and
(d)all files, records, and data maintained by, or to which Assignor is entitled, including, without limitation, data and other documentary information regarding the Properties, the Contracts and the Proceeds to the extent the transfer of such data is not prohibited under any related contracts (the “Records”); provided, however, that the term “Records” shall not include any of Assignor’s files, records, and data that (i) relate to its business generally, (ii) are legal in nature (other than Contracts), (iii) relate to the sale of the Assets, and (iv) the transfer of which is prohibited by contract or law or that would impose a transfer fee or penalty on Assignor.
    TO HAVE AND TO HOLD all and singular the Assets, together with all rights, titles, interests, estates, remedies, powers and privileges thereto appertaining unto Assignee and its successors, legal representatives, and assigns forever, subject to the following:
Assumption. From and after the Execution Date of this Assignment, Assignee shall assume, fulfill, perform, pay, and discharge any and all of the Assumed Obligations in accordance with the terms of the Purchase Agreement.
Successors and Assigns. This Assignment shall apply to, be binding in all respects upon, and inure to the benefit of the Parties and their respective successors and assigns.
Special Warranty; Disclaimers. Assignor hereby binds itself, its successors and assigns to warrant and forever defend the title to the ORRIs herein granted, conveyed, assigned and transferred unto Assignee, its successors and assigns, against the lawful claims and demands of every person whomsoever claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise. EXCEPT AS SET FORTH IN THE PRECEDING SENTENCE, Assignor MAKES NO, AND EXPRESSLY DISCLAIMS ANY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR
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INTERPRETATION, RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY, OR RECOVERABILITY OF PETROLEUM SUBSTANCES IN OR FROM THE ASSETS, (IV) THE EXISTENCE OF ANY PROSPECT, RECOMPLETION, INFILL, STEP-OUT OR OTHER DRILLING OPPORTUNITIES, (V) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (VI) THE PRODUCTION OF PETROLEUM SUBSTANCES FROM THE ASSETS, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS, OR IN PAYING QUANTITIES, OR ANY PRODUCTION OR DECLINE RATES, (VII) THE MAINTENANCE, REPAIR, CONDITION, ENVIRONMENTAL CONDITION, QUALITY, SUITABILITY, DESIGN, OR MARKETABILITY OF THE ASSETS, (VIII) INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT, (IX) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO ASSIGNEE OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES, OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS ASSIGNMENT AND ANY DOCUMENTS EXECUTED HEREUNDER OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND (X) COMPLIANCE WITH ANY ENVIRONMENTAL LAW, AND ASSIGNOR FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT THE ASSETS ARE BEING TRANSFERRED “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS, AND THAT ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE. ASSIGNEE AGREES AND ACKNOWLEDGES THAT IT SHALL HAVE NO RECOURSE AGAINST SELLER GROUP FOR ANY BREACH OF THE PURCHASE AGREEMENT BY ANY MEMBER OF SELLER GROUP OR ANY BREACH OF THE SPECIAL WARRANTY IN THIS ASSIGNMENT BY ANY MEMBER OF SELLER GROUP.
Governing Law and Venue. This Assignment and the relationship of the Parties with respect to the transactions contemplated hereby shall be governed by the laws of the State of Texas without regard to conflicts of laws principles; provided that in connection with the determination of any conveyancing matters the laws of the state where such Property is located shall govern and control such determination. Any dispute, controversy, claim, or action arising out of or relating to this Assignment, any document or other agreement related to this Assignment, or any of the transactions contemplated hereunder or thereunder shall be brought in the federal or state courts located in the city of Houston, Harris County, State of Texas. Each of the Parties hereto (a) irrevocably submits to the exclusive jurisdiction of each such court in any such dispute, controversy, claim, or action, (b) waives any objection it may now or hereafter have to venue or to an inconvenient forum, (c) agrees that all such disputes, controversies, claims, and actions shall be heard and determined only in such courts, and (d) agrees not to bring any dispute, controversy, claim, or action arising out of or relating to this Assignment or any document or agreement related hereto or any of the transactions contemplated hereunder or thereunder in any other forum. THE PARTIES HEREBY, TO THE FULLEST EXTENT
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PERMITTED BY APPLICABLE LAW, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Further Assurances. Subject to the terms and conditions of the Purchase Agreement, Assignor and Assignee each agrees to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other for carrying out the purposes of this Assignment or of any document delivered pursuant to this Assignment or the Purchase Agreement.
Severability. If any provision of this Assignment, or any application thereof, is held invalid, illegal, or unenforceable in any respect under any law, this Assignment shall be reformed to the extent necessary to conform, in each case consistent with the intention of the Parties, to such law, and, to the extent such provision cannot be so reformed, then such provision (or the invalid, illegal, or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Assignment, as the case may be, and, to the extent permitted by law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
The Purchase Agreement. Nothing in this Assignment shall operate to limit, release, or impair any of Assignor’s or Assignee’s respective rights, obligations, remedies, or indemnities in the Purchase Agreement. The Purchase Agreement contains certain agreements between the Parties, which shall survive the delivery of this Assignment in accordance with the terms of the Purchase Agreement. Capitalized terms used in this Assignment shall have the meanings prescribed in this Assignment where such capitalized terms are defined; provided, however, that capitalized terms used in this Assignment and not otherwise defined shall have the meanings given to such terms in the Purchase Agreement. Each defined term shall be equally applicable both to the singular and the plural forms of the term so defined. To the extent the terms and provisions of this Assignment are in conflict, or inconsistent, with the terms and provisions of the Purchase Agreement, the terms and provisions of the Purchase Agreement shall control. For purposes of notice to third parties, however, Assignor and Assignee expressly represent and acknowledge that a third party may rely on the descriptions of the Assets contained herein for purposes of determining title thereto.
Limited Liability. It is expressly understood and agreed by the Parties that (i) this Assignment is executed and delivered by The Bank of New York Mellon Trust Company, N.A., the trustee of the Trust (the “Trustee”), not individually or personally, but solely as trustee of Assignor in the exercise of the powers and authority conferred and vested in it and (ii) under no circumstances shall the Trustee be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Assignor under this Assignment.
Counterparts. This Assignment may be executed and delivered in one or more original counterparts, each of which shall be deemed valid and binding with respect to the signatories thereto, and all of which, when taken together, shall be deemed to constitute one and the same
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instrument. All such counterparts shall be identical except that to facilitate filing and recording, counterparts to be filed and recorded in the appropriate records of each county may have included in Exhibit A-1 through Exhibit A-3 hereto only those portions of Exhibit A-1 through Exhibit A-3 hereto that contain descriptions of the lands and leases located in said county. Every counterpart of this Conveyance shall be deemed to be an original for all purposes, and all such counterparts together shall constitute one and the same instrument. An executed counterpart of this Conveyance containing the full text to the entire Exhibits and Annexes will be kept at the offices of Assignor and Assignee at the addresses indicated in the introductory paragraph to this Assignment. As between the Parties, any signature hereto delivered by a Party by facsimile transmission or email pdf shall be deemed an original hereto.
[Signature and Acknowledgment Pages Follow]
22

    IN WITNESS WHEREOF, the Parties have executed this Assignment on the Execution Date, but this Assignment shall be effective for all purposes as of the Effective Time.

ASSIGNOR:
SandRidge Mississippian Trust I
By: The Bank of New York Mellon Trust Company, N.A., as trustee
By:
Name: Sarah Newell
Title: Vice President

THE STATE OF ________         §
                    §
COUNTY OF ___________        §

    This instrument was acknowledged before me this ______ day of ____________, 2021, by Sarah Newell, known to me to be the as Vice President of The Bank of New York Mellon Trust Company, N.A., as trustee of Assignor, SandRidge Mississippian Trust I, a Delaware statutory trust, on behalf of said trust, who affirmed that the foregoing instrument was signed on behalf of such trust.

    __________________________________________
    Notary Public
Printed Name: ______________________________
My Commission Expires: _____________________
Commission Number: ________________________

ASSIGNEE:
SandRidge Exploration and Production, LLC
By:________________________________________________
    Carl Geisler
    President and CEO

THE STATE OF _______         §
                    §
COUNTY OF ________         §

    This instrument was acknowledged before me this ______ day of ____________, 2021, by Carl Geisler, known to me to be the President and CEO of SandRidge Exploration and Production, LLC, a Delaware limited liability company, who affirmed that the foregoing instrument was signed on behalf of such company.

    ________________________________________
    Notary Public
Printed Name: ______________________________
My Commission Expires: _____________________
Commission Number: ________________________

After recording return to:
SandRidge Exploration and Production, LLC
1 E. Sheridan Ave., Suite 500
Oklahoma City, Oklahoma 73104
ATTN: Salah Gamoudi

Schedule 5(d)

Cause No. 15-cv-00634-G; Duane & Virginia Lanier Trust, et al. v. SandRidge Mississippian Trust I, et al. (W.D. Okla).